EXHIBIT 5.1


[FORD CREDIT LOGO]
FORD CREDIT AUTO RECEIVABLES CORPORATION                   One American Road
                                                           P.O. Box 6044
                                                           Dearborn, MI 48126

[Susan J. Thomas]
[Secretary]

                                                       June __, 2001

Ford Credit Auto Receivables Corporation
One American Road
Dearborn, Michigan 48126

Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126

Lehman Brothers

________________________________
________________________________


Gentlemen:

           Re: Registration Statement No. 333-____ on Form S-3, as amended, relating to Ford Credit Floorplan Master Owner Trust [o] (the "Registration Statement:")

         I am Secretary of each of Ford Credit Auto Receivables Corporation, a Delaware corporation, as transferor (the "Transferor") and Ford Motor Credit Company, a Delaware corporation, as seller and servicer ("Ford Credit"), in connection with (a) the transfer and assignment of certain receivables arising under motor vehicle dealer floorplan financing arrangements (the "Receivables") by the Seller to the Transferor pursuant to a Receivables Purchase Agreement, dated as of [ ______________ , 2001] (the "Purchase Agreement"), between Ford Credit (in such capacity, the "Seller") and the Transferor (in such capacity, the "Buyer"), (b) the transfer and assignment of the Receivables by the Transferor to the Ford Credit Floorplan Master Owner Trust [o], a Delaware business trust (the "Issuer"), pursuant to a Transfer and Servicing Agreement, dated as of [ , 2001] (the "Servicing Agreement"), among the Transferor, the Issuer and Ford Credit (in such capacity, the "Servicer"), (c) the transfer and assignment of the Receivables by the Issuer to [o], a [o] banking [corporation] (the "Indenture Trustee"), pursuant to an Indenture, dated as of [ _____________ , 2001] (the "Indenture"), between the Issuer and the Indenture Trustee, and the Series 2001-[ _____ ] Indenture Supplement to the Indenture, dated as of [___________, 2001] (the "Supplement"), between the Issuer and the Indenture Trustee, in exchange for Series 2001-[ ____ ] Asset Backed Notes (the "Notes") evidencing limited recourse obligations of the Issuer and secured by the Receivables and (d) the sale of the Notes to the underwriters, pursuant to a certain underwriting agreement (the "Underwriting Agreement") between the [Issuer] and [Lehman Brothers], as representative of the several underwriters.

         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

         I hereby (i) confirm to you that the statements set forth under the heading "State and Local Tax Consequences" in the [Base] Prospectus contained in the Registration Statement to which this opinion relates, to the extent that they constitute matters of law or legal conclusions with respect thereto are correct in all material respects and (ii) consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in each Prospectus included in the Registration Statement.

                                                        Very truly yours,

                                                        /s/  [Susan J. Thomas]
                                                        [Susan J. Thomas]